EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3 (File No. 333-178425) and on Forms S-8 (File No. 333-168454 and File No. 333-194259)) of Westmoreland Resource Partners, LP and in the related prospectus of our report dated March 11, 2016, with respect to the consolidated financial statements of Westmoreland Resource Partners, LP included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Columbus, Ohio
March 11, 2016